Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,625,969
Realized Gain (Loss) on Swap Contracts	16,535,515
Unrealized Gain (Loss) on Market Value of Commodity Futures	47,646,740
Unrealized gain (loss) on Fair Value of Swap Contracts	(117)
Dividend Income	2,767,097
Interest Income	1,362,165
ETF Transaction Fees	28,000
Total Income (Loss)	$70,965,369

Expenses
General Partner Management Fees	$436,916
Professional Fees	187,628
Brokerage Commissions	117,315
Directors' Fees and insurance	34,571
License fees	14,564
Total Expenses	$790,994
Net Income (Loss)	$70,174,375

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/24	$1,201,164,722
Additions (4,700,000 Shares)	342,138,239
Withdrawals ((7,200,000) Shares)	(525,253,849)
Net Income (Loss)	70,174,375

Net Asset Value End of Month	$1,088,223,487
Net Asset Value Per Share (14,423,603 Shares)	$75.45

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596